EXHIBIT 99.3

LOCK-UP AGREEMENT
_____________, 2005

PAULSON INVESTMENT COMPANY,  INC.
As Representative of the several
Underwriters named in Schedule I to
the Underwriting Agreement referred to below
811 SW Naito Parkway
Portland, Oregon 97204

Re:     NuVim, Inc. – Initial Public Offering

Ladies and Gentlemen:

                    In consideration of the Underwriters’ agreement to purchase and make the IPO of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, subject to the effectiveness of the Underwriting Agreement, without the prior written consent of Paulson Investment Company, Inc. on behalf of the Underwriters, which shall not be unreasonably withheld, the undersigned will not, during the period ending one year after the date of the final prospectus relating to the IPO (the “Final Prospectus”), other than through intra-family transfers or transfers to trusts for estate planning purposes, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities of the Company that are substantially similar to the Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including, but not limited to, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company which are substantially similar to the Common Stock, including, but not limited to, any security convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

                    The undersigned represents and warrants that it is not a party to any agreement or understanding that would cause a breach of this Lock-Up Agreement if it were entered into during the period in which the restrictions set forth herein are effective.

                    In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

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                    The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

                    The undersigned understands that, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units (or such other securities are as described in the Final Prospectus) to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

                    The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the IPO in reliance upon this Lock-Up Agreement.

                    THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Very truly yours,

By:	1

Name:

Title:

2

1 To be completed by an entity other than an individual.

2 To be executed by an individual.

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